Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 1, 2015, relating to the financial statements, which appears in Manitowoc Foodservice, Inc.’s Registration Statement on Form 10 (File No. 001-37548).

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

March 4, 2016